Exhibit 32.1

CEO, CFO, and CAO CERTIFICATIONS PURSUANT TO

RULE 13a-14(b) AND SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. Section 1350)

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Robert I. Blum, Chief Executive Officer of Cytokinetics, Incorporated (the “Company”), Ching Jaw, Chief Financial Officer of the Company, and Peter S. Roddy, Chief Accounting Officer of the Company, each hereby certifies that, to the best of his or her knowledge:

1. The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and to which this certification is attached as Exhibit 32.1 (the “Annual Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

2. The information contained in this Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Robert I. Blum
Robert I. Blum,
President, Chief Executive Officer and Director
(Principal Executive Officer)

By:	/s/ Ching Jaw
Ching Jaw,
Senior Vice President, Chief Financial Officer
(Principal Financial Officer)

By:	/s/ Peter S. Roddy
Peter S. Roddy,
Senior Vice President, Chief Accounting Officer
(Principal Accounting Officer)

Date: March 6, 2019

This certification accompanies the Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Cytokinetics, Incorporated under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.